 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On June 10, 2013, Ethan Allen Interiors Inc.’s (the “Company”) Board of Directors appointed James B. Carlson, 58, as an independent director of the Company to serve a term to expire in 2014. Mr. Carlson was also appointed as a member of the Compensation Committee. Mr. Carlson will be entitled to the standard compensation available to all non-employee directors.

Mr. Carlson, who has been practicing law since 1981, currently is a member of the law firm Mayer Brown, LLP, where he has been a partner since 1998. From 1997 through 2004, he was the Partner-in-Charge of the firm’s New York Office, and also served as the firm’s Global Practice Leader from 2004 through 2008.

In addition to his practice of law, Mr. Carlson serves as an Adjunct Professor at the NYU School of Law, teaching Securities and Capital Markets Regulation. From 2009 through 2011, he also taught Derivatives and Changing Regulation at the School of Law, and from 2010 through 2012, he taught Microfinance and Access to Finance for the Global Poor as an Adjunct Professor at the NYU Stern School of Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.
Date: June 11 , 2013	By:	/s/ M. Farooq Kathwari
M. Farooq Kathwari
Chairman, President and Chief Executive Officer